Exhibit 10.1

10% ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

$55,000	Issuance Date: November 27, 2018

In exchange for receipt of $50,000, , the receipt of which is hereby acknowledged and intending to be legally bound, Truli Technologies Inc. (the “Company”) located at 344 Grove St #2 #4018 Jersey City, NJ 07302, hereby unconditionally and irrevocably promises to pay to the order of _____________________ with an address at ______________________________________ (the “Payee”), the sum of $55,000 on or before the earlier of (i) the 90th day subsequent to the Issuance Date of this 10% OID Promissory Note (the “Note”), and (ii) the Company’s receipt of a minimum of $1,000,000 as a result of the Company closing the sale of any equity or debt securities of the Company (either a “Maturity Date”). At the Company’s option, upon the Maturity Date the Company may convert all principal and interest owed to the Payee pursuant to this Note into securities of the Company identical to those offered and on the same terms as those offered to the investors in the financing.

Interest shall accrue on the outstanding principal balance of this Note on the basis of a 360-day year from the date hereof until paid in full at the rate of five percent (5%) per annum, and shall be due and payable upon the earlier of the Maturity Date, the prepayment date, if any, or upon an Event of Default as provided below. This Note may be prepaid, at the option of the Company, without premium or penalty, in whole or in part at any time or from time to time prior to the Maturity Date.

For purposes of this Note, an “Event of Default” shall occur if the Company shall: (i) fail to pay the entire principal amount of this Note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Note, (iii) make a general assignment of its assets for the benefit of creditors, (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings, or (v) fails to pay any other indebtedness when due, excluding related party indebtedness provided, however, if any action if brought to collect on any related party indebtedness it shall constitute an Event of Default.

In the event that an Event of Default has occurred, the Payee or any other holder of this Note may, by notice to the Company, declare this entire Note to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Note shall automatically become due and payable without any notice or other action by Payee.

The nonexercise or delay by the Payee or any other holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

Upon the failure to pay this Note when due, if the Payee, or any other holder, retains an attorney, the Payee or any other holder of this Note shall, recover from the Company all reasonable costs of collection, including, without limitation, attorneys’ fees. In the event suit is brought, the prevailing party shall be entitled to recover reasonable attorney fees and costs.

All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via an overnight courier service) or emailed. The parties may designate by notice to each other any new address for the purpose of this Note.

Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

This Note shall be binding upon the successors and assigns of the Company, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to the conflict of laws principles thereof. The parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

IN WITNESS WHEREOF, the undersigned Company has executed this Note as of November 27, 2018.

Truli Technologies Inc.

By:
Name:	Miles Jennings
Its:	CEO